MIDWEST AIR GROUP

Bear Stearns Global Transportation Conference

May 9, 2007

Notice Regarding Forward-Looking Statements

Statements in this presentation that are not historical are “forward-looking statements.” These forward-looking statements may state Midwest Air Group’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that our actual results could differ materially from the projected results contained in these forward looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer and the risk factors described in “Item 1A. Risk Factors” in Midwest Air Group’s *Annual Report on Form 10-K* for the year ended December 31, 2006.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”) and will be contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at *sec.gov* and from Midwest at *midwestairlines.com.*

History

- Origins date to 1948, when Kimberly-Clark Corporation began providing air transportation for its executives.
- Midwest Express Airlines (now Midwest Airlines) began offering scheduled service in June 1984.
- Initial public offering in 1995. Midwest Air Group traded on AMEX under symbol MEH.

Today

- Recognized as "The best care in the air" by the industry and consumers.
  - Named "best airline" 47 times since 1990
- One brand – Midwest Airlines – with a rich legacy of service. Three products, each geared to different types of travelers:
  - Midwest Airlines Signature Service
  - Midwest Airlines Saver Service
  - Midwest Connect

MIDWEST

Signature Service

- Competitive fares and nonstop service to business destinations across the U.S.
- Two-by-two leather seating with extra legroom
- 25 Boeing 717 aircraft (88 seats) serve 18 cities





MIDWEST
AIRLINES
Signature Service

Saver Service

- Low fares and nonstop service to leisure markets
- Two-by-three seating with extra legroom
- 13 MD-80 aircraft (143-147 seats) serve 11 cities





MIDWEST
AIRLINES
Saver Service

MIDWEST

Midwest Connect

- Provides connections throughout the Midwest route system, and point-to-point service between select markets
- Operated by Skyway Airlines and SkyWest Airlines
- 5 CRJs (50 seats), 12 Fairchild 328JETs (32 seats) and 7 Beech 1900s (19 seats) serve 32 cities



MIDWEST CONNECT



Pacific Time
Mountain Time
Central Time
Eastern Time
CANADA
MEXICO
Seattle/ Tacoma
San Francisco
Las Vegas
Los Angeles
San Diego
Phoenix
Denver
Colorado Springs
Omaha
Des Moines
Minneapolis/ St. Paul
Duluth/ Superior
Ironwood
Marquette
Iron Mountain
Escanaba
Rhinelander
Wausau/ Stevens Point
Green Bay
Manistee
Appleton
MILWAUKEE
Madison
Muskegon
Grand Rapids
Flint
Toronto
Boston
Hartford
New York La Guardia
Newark
Philadelphia
Cleveland
Pittsburgh
Baltimore
Columbus
Dayton
Indianapolis
Washington National
KANSAS CITY
St. Louis
Louisville
Raleigh/Durham
Nashville
Atlanta
Dallas/Ft. Worth
San Antonio
Orlando
Tampa
Ft. Myers
Ft. Lauderdale
Midwest Destinations
Midwest Airlines Signature Service
Midwest Airlines Saver Service
Midwest Connect

MIDWEST

2006 Financial Results

	As of December 31,		
	2005	2006	Change
Revenue	$523.0	**$664.5**	**+$141.5**
Operating Income (Loss)	($65.2)	**$0.6**	**+$65.8**
Net Income (Loss)	($64.9)	**$5.4**	**+$70.3**
Net Margin	(12.4%)	**0.8%**	**+13.2 pts**
Earnings (Loss)/Share	($3.71)	**$0.29**	**+$4.00**
Unrestricted Cash	$99.0	**$118.1**	**+$19.1**

Note: Consolidated financial results of Midwest Air Group. Dollars in millions except Earnings Per Share.

2006 Operating Statistics

	As of December 31,		
	2005	2006	Change
Revenue Yield	11.9¢	**12.9¢**	**8.4%**
RPMs (millions)	3,121.8	**3,827.1**	**22.6%**
ASMs (millions)	4,358.7	**4,982.6**	**14.3%**
Load Factor	71.6%	**76.8%**	**5.2 pts**
Revenue per ASM	9.9¢	**11.4¢**	**14.2%**
Cost per ASM*	7.7¢	**7.2¢**	**(6.6%)**
Fuel Price	$1.85	**$2.17**	**17.3%**

Note: Midwest Airlines only.

* Excluding fuel. CASM ex-fuel is a non-GAAP financial measure. Reconciliation to GAAP included in SEC filings.

Positive Market Share Trends

Milwaukee – #1 Market Share


60%
50%
40%
30%
20%
10%
0%
2001
2002
2003
2004
2005
2006

Kansas City – #2 Market Share


12%
10%
8%
6%
4%
2%
0%
2001
2002
2003
2004
2005
2006

Data for Midwest Air Group

MIDWEST

Improved Operating Performance

RPM/ASM Growth – Percent of 2000 Levels



ASMs
RPMs
200%
190%
180%
170%
160%
150%
140%
130%
120%
110%
100%
90%
2000
2001
2002
2003
2004
2005
2006

RASM/CASM



Total CASM
CASM Ex-Fuel*
RASM
$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
2000
2001
2002
2003
2004
2005
2006

Data for Midwest Air Group. Scheduled service only

* CASM ex-fuel is a non-GAAP financial measure. Reconciliation to GAAP included in SEC filings.

Data for Midwest Airlines

MIDWEST

Long-Term Value

Fleet Expansion and Diversification Driving Growth

- SkyWest agreement for CRJ service in Q2 2007
  - Projected annualized revenue impact: $150 million
  - Allows for redeployment of Boeing 717s and 328JETs to new opportunities
- Two additional MD-80s expected to be put into service in Q2 2007
  - Projected annualized revenue impact: $50 million

Long-Term Value

- Premium upgrades on MD-80s in Q4 2007
  - Projected annualized revenue impact: $5 million
- Evaluating future fleet replacement for MD-80s and growth aircraft
  - Replacement narrowed to A320s or Boeing 737-800s

Midwest Board Recommends Against Offer

- AirTran's revised offer is inadequate because it does not fully reflect the long-term value of Midwest's strategic plan
- The timing of the revised offer is opportunistic and disadvantageous to Midwest shareholders
- The value of the consideration being offered is uncertain and highly dependent on the value of AirTran common stock
- An acquisition by AirTran would not serve the interests of Midwest's employee's, suppliers, customers and the communities in which Midwest operates
- The revised offer is subject to numerous conditions, which results in significant uncertainty the offer will be consummated

MIDWEST
AIR GROUP